Information Regarding Joint Filers

Designated Filer of Form 4:             Thomas Donino

Date of Event Requiring Statement:      June 12, 2007

Issuer Name and Ticker Symbol:          Enerteck Corporation (ETCK.OB)

Names:          BATL Management LP

Address:        7 Lakeside Drive
                Rye, New York 10580

Signatures:

The undersigned, BATL Management LP, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.


                             BATL MANAGEMENT LP

                             By: BATL Trading Inc., as general partner


                             By: /s/ Thomas Donino
                                 -----------------------------------------------
                             Name: Thomas Donino
                             Title: President